SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                        Date of Report: December 2, 1996
                       (Date of earliest event reported)


                             SANTA BARBARA BANCORP
             (Exact Name of Registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)


                      0-1113                   95-3673456
          (Commissioner File Number) (IRS Employer Identification No.)

              1021 Anacapa Street, Santa Barbara, California 93101
                    (Address of principal executive offices)

                                 (805) 966-9176
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 5.        Acquisition or Disposition of Assets


     On December 2, 1996, Santa Barbara Bank & Trust, a wholly-owned subsidiary of Registrant ("Bank & Trust"), acquired from California Thrift & Loan, a California corporation ("Cal Thrift"), all of Cal Thrift's finance and commercial equipment leasing business (the "Line of Business"), including all of its outstanding equipment leases and related income streams, leased equipment, lease collateral and related assets. The purchase price payable by Bank & Trust to Cal Thrift is to be determined on the basis of (a) the Net Book Value of the Equipment Leases as shown on Cal Thrift's Balance Sheet for the Line of Business as of the close of business on November 30, 1996, and (b) Cal Thrift's recoveries (net of collection costs and expenses paid to persons who are not Affiliates) from and after November 1, 1996 against charged off amounts for Equipment Leases that are in active collection. At the Closing on December 2, Bank & Trust paid to Cal Thrift a purchase price of $59 million in cash and assumed Cal Thrift's obligations under the outstanding equipment leases. Any adjustment to the cash portion of the purchase price will be determined after Cal Thrift delivers the Balance Sheet as of November 30, 1996 to Bank & Trust and the amount of any such adjustment will be paid by Bank & Trust or Cal Thrift, as appropriate, within ten days after the determination of the amount of the adjustment. The cash portion of the purchase price has been generated from Bank & Trust's internal operations. Bank & Trust will operate the acquired equipment leasing business as a division of its existing business operations. The description of the transaction is qualified by the terms of the Agreement For Purchase and Sale of Assets set forth in Exhibit 2 hereto.


ITEM 7.        Financial Statements and Exhibits


     (a) No financial statements are being filed, as Bank & Trust's acquisition of the Line of Business from Cal Thrift does not constitute the acquisition of a significant amount of assets.

     (b) Set forth in Exhibit 2 to this Report is a copy of the Agreement For Purchase and Sale of Assets, without Schedules and Exhibits, between Bank & Trust and Cal Thrift dated November 25, 1996. A list of the omitted Schedules and Exhibits is set forth in the Table of Contents to the Agreement. Registrant will furnish supplementally a copy of any omitted Schedule or Exhibit that the Commission may request.

                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SANTA BARBARA BANCORP
                        a California corporation


Date:  December 5, 1996   By  /s/ D.W. Spainhour
                          David W. Spainhour, President

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS
                                     BETWEEN
                           SANTA BARBARA BANK & TRUST
                                       AND
                            CALIFORNIA THRIFT & LOAN


                                    EXHIBIT 2

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS



                                     SELLER:

                            CALIFORNIA THRIFT & LOAN,
                            a California corporation



                                     BUYER:
                           SANTA BARBARA BANK & TRUST,
                        a California banking corporation





                                LINE OF BUSINESS:

                   COMMERCIAL EQUIPMENT LEASING AND FINANCING

                 TABLE OF CONTENTS

Section                                                 Page

1.  DEFINITIONS.......................................................  1
    1.1        Affiliate..............................................  1
    1.2        Assets.................................................  1
    1.3        Assigned Income Contracts..............................  1
    1.4        Assigned Income Stream.................................  1
    1.5        Balance Sheet..........................................  2
    1.6        Best Knowledge.........................................  2
    1.7        Buyer..................................................  2
    1.8        Closing Date...........................................  2
    1.9        Collateral.............................................  2
    1.10       Documented in the Lease File...........................  2
    1.11       Division Employees.....................................  2
    1.12       Equipment..............................................  2
    1.13       Equipment Leases.......................................  2
    1.14       Equipment Leasing Portfolio (or the "Portfolio").......  2
    1.15       Excluded Assets........................................  3
    1.16       Excluded Liabilities...................................  3
    1.17       Funded Equipment Lease.................................  3
    1.18       Income Stream..........................................  3
    1.19       Reasonably Available Information.......................  3
    1.20       Lease Documents........................................  3
    1.21       Lease Deposits.........................................  3
    1.22       Lease Files............................................  3
    1.23       Lease Guaranties.......................................  4
    1.24       Lease Payments.........................................  4
    1.25       Lease Security.........................................  4
    1.26       Lease Servicing Rights.................................  4
    1.27       Line of Business.......................................  4
    1.28       Net Book Value.........................................  4
    1.29       Person.................................................  4
    1.30       Related Assets.........................................  4
    1.31       Security Agreements....................................  4
    1.32       Seller.................................................  4

2.  PURCHASE AND SALE OF ASSETS.......................................  4
    2.1        Assets to be Purchased.................................  4
    2.2        Excluded Assets........................................  6
    2.3        Excluded Liabilities...................................  6
    2.4        Preparation of Asset and Disclosure Schedules..........  6

3.  PURCHASE PRICE....................................................  7
    3.1        Calculation of Purchase Price..........................  7
    3.2        Payment of Purchase Price..............................  7
    3.3        Allocation of Purchase Price...........................  7

4.  REPRESENTATIONS AND WARRANTIES OF THE SELLER......................  8
    4.1        Organization and Good Standing.........................  8
    4.2        Corporate Authority....................................  8

             PURCHASE CONTRACT: Page i

Section                                                 Page

    4.3        Absence of Breach......................................  8
    4.4        Value of Portfolio.....................................  8
    4.5        Accuracy of Disclosure Schedule........................  8
    4.6        Required Consents......................................  8
    4.7        Title to Assets........................................  9
    4.8        Material Contracts.....................................  9
    4.9        Restrictive Agreements.................................  9
    4.10       Employee Relations.....................................  9
    4.11       Use of Trade Names.....................................  9
    4.12       Intellectual Property Rights...........................  9
    4.13       Chief Executive Office.................................  9
    4.14       Data Storage........................................... 10
    4.15       Tax Matters............................................ 10
    4.16       Absence of Proceedings................................. 10
    4.17       Compliance with All Laws............................... 10
    4.18       Promotional Payments................................... 10
    4.19       Equipment Leasing Portfolio............................ 10

5.  REPRESENTATIONS AND WARRANTIES OF BUYER........................... 14
    5.1        Organization........................................... 14
    5.2        Corporate Authority.................................... 14
    5.3        Opportunity to Review.................................. 14
    5.4        Accuracy on Closing Date............................... 14

6.  OBLIGATIONS OF SELLER BEFORE CLOSING ............................. 14
    6.1        Affirmative Covenants.................................. 14
    6.2        Negative Covenants..................................... 15

7.  OBLIGATIONS OF BUYER PRIOR TO CLOSING............................. 17
    7.1        Further Assurances..................................... 17
    7.2        Conduct of Investigations.............................. 17
    7.3        Confidentiality........................................ 17
    7.4        Negative Assurances.................................... 17

8.  CONDITIONS PRECEDENT TO CLOSING................................... 17
    8.1        Conditions to Buyer's Performance...................... 17
    8.2        Conditions Precedent to Seller's Performance........... 18

9.  CLOSING........................................................... 18
    9.1        Closing Date........................................... 18
    9.2        Deliveries by Seller................................... 18
    9.3        Deliveries by Buyer.................................... 19

10. POSSESSION; PRORATIONS; COSTS AND EXPENSE......................... 20
    10.1       Transfer of Title and Possession....................... 20
    10.2       Prorations............................................. 21
    10.3       Credits, Debits and Offsets............................ 21
    10.4       Costs and Fees......................................... 21


            PURCHASE CONTRACT: Page ii

Section                                                 Page

11. OBLIGATIONS OF PARTIES AFTER CLOSING ............................. 21
    11.1       Transfer of Equipment Leases and Lease Files........... 21
    11.2       Transfer of Personnel Files............................ 21
    11.3       Balance Sheet and Collections Report................... 21
    11.4       Reconciliation and Deferred Payment.................... 22
    11.5       Notice to Lessees, Insurers, etc....................... 22
    11.6       Deposit Account........................................ 22
    11.7       Collection of Lease Payments........................... 22
    11.8       Delivery of Notices to Buyer........................... 23
    11.9       Cooperation and Assistance after Closing............... 23
    11.10      Defense of Title....................................... 23
    11.11      Transition Agreement................................... 23
    11.12      Data Processing and Other Services..................... 24
    11.13      Sales and Use Taxes, Etc............................... 24
    11.14      Confidential Information............................... 24
    11.15      Covenant not to Compete................................ 24
    11.16      Payment of Obligations................................. 25
    11.17      Survival of Obligations................................ 25

12. INDEMNIFICATION................................................... 25
    12.1       Seller's Indemnity..................................... 25
    12.2       Buyer's Indemnity...................................... 26
    12.3       Notice of Claim........................................ 26

13. TERMINATION RIGHTS................................................ 27
    13.1       Right of Termination................................... 27
    13.2       Liability Upon Termination............................. 27
    13.3       Preservation of Confidential Information............... 27

14. GENERAL PROVISIONS................................................ 28
    14.1       Bulk Sales Compliance.................................. 28
    14.2       Brokers Commissions.................................... 28
    14.3       Captions and Section Headings.......................... 28
    14.4       Waivers................................................ 28
    14.5       Severability........................................... 28
    14.6       Reliance by Third Parties.............................. 28
    14.7       Notices................................................ 28
    14.8       Facsimile Signatures................................... 28
    14.9       Counterparts........................................... 29
    14.10      Arbitration............................................ 29
    14.11      Costs of Enforcement................................... 29
    14.12      Binding Effect......................................... 29
    14.13      Governing Law.......................................... 29
    14.14      Effective Date......................................... 29
    14.15      Complete Agreement..................................... 29


              SCHEDULES AND EXHIBITS:


            PURCHASE CONTRACT: Page iii

Schedule 2.4.1:            Schedule of Equipment Leases
Schedule 2.4.2:            Schedule of Charged-off Accounts in Collection
Schedule 2.4.3:            Schedule of non-leased equipment
schedule 2.4.4:            Schedule of Collateral
Schedule 2.4.5:            Schedule of Certain Related Assets
schedule 2.4.6:            Schedule of Pending Actions and Proceedings

Exhibit A:     Form of Assignment and Assumption of Equipment Leases
Exhibit B:     Form of Power of Attorney
Exhibit C:     Form of Assignment and Assumption of Contracts and
                   Agreements
Exhibit D:     Form of Notice to Lessees



            PURCHASE CONTRACT: Page iv

          AGREEMENT FOR PURCHASE AND SALE OF ASSETS


     THIS AGREEMENT, dated for reference purposes as of November 25, 1996 (the "Agreement") is entered into by and between SANTA BARBARA BANK & TRUST, a California banking corporation having its principal place of business at 20 East Carrillo Street, Santa Barbara, California (the "Buyer"), and CALIFORNIA THRIFT & LOAN, a California corporation having its principal office at 319 East Carrillo Street, Santa Barbara, California (the "SELLER").

    RECITALS:

     A. One of Seller's lines of business is commercial equipment leasing and financing; and

     B. Buyer desires to acquire from Seller certain of the assets comprising such line of business.

     NOW THEREFORE, for valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

     1.1 Affiliate. A person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the designated party, but only for as long as such control relationship exists. For purposes of this definition, "control" shall include (a) in the case of a corporation, ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, and (b) in the case of any other business entity, ownership of more than fifty percent (50%) of the beneficial interest in capital or profits.

     1.2 Assets. The Assets to be sold and transferred by Seller and to be acquired by Buyer pursuant to Section 2.1 of this Agreement.

     1.3 Assigned Income Contracts. All of the documents evidencing, securing, insuring or amending the right of Seller to receive an Income Stream pursuant to a transaction in which (a) an assignor assigned to Seller as the assignee the Lease Servicing Rights and the right of the assignor to receive and retain for its own account the rents and other payments becoming due under an Equipment Lease and any related Lease Documents but (b) such assignor retained title to such Equipment Lease and the residual value thereof while granting the assignee a security interest in (i) such Equipment Lease and the Lease Documents, or (ii) the Equipment covered by the Lease Documents, or (iii) both.

     1.4 Assigned Income Stream. The Income Stream that is owned by Seller pursuant to Assigned Income Contracts.

     1.5 Balance Sheet. The unaudited balance sheet prepared internally by Seller from the records and books of account of the Line of Business, as finalized pursuant to Seller's normal reconciliation and review process.

     1.6 Best Knowledge. Information that (a) is actually known to any Person who either (1) is an officer of Seller or (2) is a current employee of Seller whose employment activities involve the management, administration and servicing of Seller's Equipment Leasing Portfolio or the maintenance and updating of the books and records related thereto, or (b) that would have normally come to the attention of a Person performing such activities in a reasonable and prudent manner consistent with customary practices in the Line of Business.

    1.7     Buyer.  Santa Barbara Bank & Trust.

     1.8 Closing Date. December 2, 1996, or such later date to which the closing of the transaction is postponed pursuant to Section , below.

     1.9 Collateral. Any property, whether real or personal and whether tangible or intangible, pledged as additional security for the performance by a lessee of its obligations under an Equipment Lease.

     1.10 Documented in the Lease File. Information that is either (a) set forth in a written document contained in a Lease File or (b) recorded in a data or information base comprising a portion of the Lease File in a manner that makes such information readily apparent to Persons engaged in the management, administration and servicing of Seller's Equipment Leasing Portfolio.

     1.11 Division Employees. Those employees of Seller whose activities are related primarily to the Line of Business.

     1.12 Equipment. Any machinery, equipment, furniture, furnishings or other tangible personal property that either (a) is the subject of the Equipment Leases or (b) has been acquired by Seller as the result of the exercise by Seller of its remedies under an Equipment Lease, a Security Agreement or an Assigned Income Contract.

     1.13 Equipment Leases. All finance leases, conditional sales contracts, or other commercial equipment financing agreements, and the Income Streams related thereto, whether originated by Seller or assigned to Seller by another Person, including (a) Assigned Income Contracts, and (b) leases that have been charged off but that are in active collection, but excluding consumer automobile leases that are originated by Seller's consumer and/or personal auto loan divisions.

     1.14 Equipment Leasing Portfolio (or the "Portfolio"). The Equipment Leases and the their associated Income Streams, together with (a) the Lease Deposits,
(b) the Lease Guaranties, (c) the Lease Security and the Security Agreements,
(d) the Assigned Income Contracts and their associated Assigned Income Streams,
(e) the Lease Files, (f) the Lease Servicing Rights, and (g) any intangible personal property, other than cash or cash equivalents, owned by Seller that represents the proceeds obtained through the collection of accounts included in the Portfolio.

     1.15 Excluded Assets. Assets of Seller not comprising a portion of the Equipment Leasing Portfolio on the Closing Date and not otherwise constituting a Related Asset as defined in Section , below, including (a) Seller's real estate loans, automobile contracts or other loan portfolios; (b) amounts represented by reserves established by Seller with respect to the Equipment Leasing Portfolio;
(c) charged off accounts that have not been identified by Seller as of the Closing Date for active collection efforts; (d) Assets disposed of in the ordinary course of business prior to the Closing Date in accordance with the provisions of this Agreement; (e) general office supplies and materials, office furniture, furnishings, machinery and equipment, and other tangible and intangible property not specifically identified in Section of this Agreement; and (f) tax refunds obtained by Buyer that are allocable to the lease rental payments that were accrued and collected by Seller prior to the Closing Date.

     1.16 Excluded Liabilities. All debts, obligations and liabilities of Seller and its Affiliates, including all contingent liabilities resulting from or attributable to Seller's activities and the conduct of the Line of Business prior to the Closing Date, other than executory contractual obligations arising under the Equipment Leases and any related contracts and agreements that are transferred to and assumed by Buyer pursuant to this Agreement.

     1.17 Funded Equipment Lease. Any Equipment Lease under which the lessee named therein has become legally obligated to make Lease Payments and on which the lessor named therein has relied in making a disbursement of funds.

     1.18 Income Stream. The right to receive Lease Payments when and as they become due under (a) the Equipment Leases and any Lease Guaranties, or (b) the Assigned Income Contracts.

     1.19 Reasonably Available Information. Information that is available to Seller in its offices in Santa Barbara, California, in the form of a report or schedule which is substantially in the form requested by Buyer without the programming of special reports not already in existence or the payment of additional costs or fees (other than reproduction costs) to assemble, correlate and present such information in the form requested by Buyer.

     1.20 Lease Documents. The Equipment Leases, the Assigned Income Contracts, and all related documents evidencing, securing, insuring or amending such Equipment Leases and the obligations of the lessee thereunder, including any Lease Guaranties, Security Agreements, Financing Statements, amendments of leases, contracts and agreements, and the like.

     1.21 Lease Deposits. All advance payments and customer deposits held by the Seller with respect to the Equipment Leases to the extent that such payments and deposits have not been previously applied by the Seller in accordance with the terms of such Equipment Leases.

     1.22 Lease Files. All documents, credit files, customer ledger cards relating to any and all of the Equipment Leases and the Assigned Income Contracts, including all information and data bases and the tapes, disks or other storage media, whether electronic or otherwise, on which such information and data bases are kept and maintained.

     1.23 Lease Guaranties. Any guaranty, surety, endorsement or other agreement to pay executed by a Person in connection with an Equipment Lease.

     1.24 Lease Payments. All payments due or becoming due under or in connection with any of the Equipment Leases, Lease Guaranties or Assigned Income Contracts on or after the Closing Date, including (a) any past-due or late payment charges, and (b) any rights to claims to refunds and adjustments of any kind, other than tax refunds to the extent such tax refunds constitute Excluded Assets.

     1.25 Lease Security. Any lien or other security interest created in favor of or held by Seller in any Equipment that is the subject of an Equipment Lease, including the proceeds of any such lien or security interest.

     1.26 Lease Servicing Rights. The right of Seller to Service the Equipment Leases and to collect and disburse the Lease Payments.

     1.27 Line of Business. Seller's commercial equipment leasing and financing business.

     1.28 Net Book Value. The gross of amount of the lease contracts (after chargeoffs) less deferred income as reflected on the Balance Sheet for the Line of Business.

     1.29 Person. Any individual, corporation, partnership, association, trust or other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

     1.30 Related Assets. Those assets described in Section of this Agreement pertaining to the Line of Business, to the extent that such assets are (a) owned by or licensed to Seller, and (b) were obtained through or are dedicated to or held for use primarily in the Line of Business, and (c) are transferrable by Seller.

     1.31 Security Agreements. Any agreement granting to the lessor under an Equipment Lease a lien or security interest in Collateral as security for the payment of the amounts becoming due under such Equipment Lease.

     1.32 Seller. California Thrift & Loan.

2.       PURCHASE AND SALE OF ASSETS

     2.1 Assets to be Purchased. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign, transfer, and convey the following Assets to the Buyer at the Closing and Buyer agrees to purchase, assume and accept such Assets from the Seller at the Closing:

     2.1.1 Equipment Leasing Portfolio. Seller's entire right, title and interest in and to Seller's Equipment Leasing Portfolio and the Income Stream associated therewith; and

     2.1.2 Equipment and Collateral. Seller's entire right, title and interest in and to (a) the Equipment and (b) the Collateral that is the subject of the Security Agreements.

     2.1.3 Related Assets. Seller's entire right, title and interest in and to the following Related Assets pertaining to the Line of Business, to the extent that such assets were obtained through, are dedicated to, or held for use primarily in the Line of Business and are transferrable by Seller:

     A. All lease originations and lease purchases in progress on the Closing Date;

     B. Claims and rights (a) under (i) leases, contracts, notes, guaranties, judgments and other evidences of indebtedness, (ii) contracts and agreements being assigned to and assumed by Buyer under this Agreement, and (iii) policies of insurance insuring the Equipment or the Collateral against loss, and (b) against lessors, lease originators and assignors from whom Seller acquired any of the Equipment Leases or Assigned Income Streams being transferred and assigned to Buyer hereunder.

     C. Customer lists, relationships with equipment manufacturers, distributors and suppliers, brokers, finders and lease originators and any goodwill associated with the Line of Business;

     D. Trademarks, trade names and any intellectual property rights owned by or licensed to Seller that are used by Seller exclusively in the Line of Business;

     E. Contracts and agreements having a term extending beyond the Closing Date proposed by Seller to be transferred to and assumed by Buyer, including any contracts with (a) persons providing materials or services to the Line of Business; (b) brokers, finders and lease originators; and (c) bailees and storage facilities;

     F. Data and information bases pertaining exclu- sively to the Line of Business, including all tapes, disks or other storage media, whether electronic or otherwise, on which such information and data bases are kept and maintained;

     G. All licenses, registrations, permits and approvals issued by any governmental agency necessary to the operation of the Line of Business;

     H. Subscription and membership rights;

     I. All reference materials and supplies that are specific to the Line of Business; and

     J. All books and records of Seller necessary to the conduct of the Line of Business, but excluding any books and records that are necessary to the conduct of Seller's on-going business activities.

     2.2 Excluded Assets. The assets to be transferred to Buyer pursuant to this Agreement shall not include (a) any cash or any savings or checking account balances pertaining to the Line of Business on the day immediately preceding the Closing Date, or (b) comprising Excluded Assets as defined in Section , above.

     2.3 Excluded Liabilities. The Excluded Liabilities shall, as between the parties, be and remain the obligations of Seller, and Seller shall indemnify and hold Buyer free and harmless therefrom as provided in Section , below.

     2.4 Preparation of Asset and Disclosure Schedules. Promptly after the execution of this Agreement, and in no event later than the Closing Date, Seller shall prepare and deliver to Buyer a Disclosure Schedule setting forth (a) the following schedules of the Assets to be sold and transferred to Buyer, and (b) each exception to the warranties and representations of Seller contained in this
Agreement:

     2.4.1 Schedule of Equipment Leases. An inventory of the Equipment Leases and Assigned Income Contracts to be sold and transferred to Buyer setting forth with respect to each Funded Equipment Lease as of October 31, 1996 (a) the name of the Lessee, (b) the account number, (c) the zip code of the lessee, and (d) the current net book value of the Equipment Lease, together with any such Information Reasonably Available to Seller prior to the Closing Date with respect to Equipment Leases originated after October 31, 1996. Such Schedule shall, when completed, be attached as Schedule 2.4.1 to this Agreement.

     2.4.2 Schedule of Charged-Off Accounts in Collection. A schedule of all charged-off Equipment Leases that are in active collection, setting forth as of November 22, 1996 the information called for by Section , above. Such Schedule shall, when completed, be attached as Schedule 2.4.2 to this Agreement.

     2.4.3 Schedule of Non-Leased Equipment. A schedule of repossessed equipment setting forth as of November 22, 1996 a description and the location of all machinery, equipment, furniture, furnishings or other tangible personal property owned by Seller that previously was Equipment covered by an Equipment Lease or Collateral covered by a Security Agreement which Seller has acquired by exercising its remedies under such Equipment Lease or Security Agreement on account of a default under the Equipment Lease. Such schedule shall, when completed, be attached as Schedule 2.4.3 to this Agreement.

     2.4.4 Schedule of Collateral. A schedule of certain Collateral held by Seller as additional security for the payment of the Equipment Leases, setting forth as of November 22, 1996, relevant identifying Information Reasonably Available to Seller with respect to (a) any certificates of deposit, (b) trust deeds, or (c) motor vehicles, and (d) any other Collateral for an Equipment Lease, including, to the extent reasonably available, (1) the Equipment Lease for which such Collateral is additional security, (2) a description of such Collateral, (3) the owner of such Collateral, (4) the location of such Collateral, and (5) if the rights of Seller in such Collateral are evidenced by any document or instrument filed or recorded with any public or governmental office or agency, the name of such document or instrument and the filing and recording data applicable thereto. Such schedule shall, when completed, be attached as Schedule 2.4.4 to this Agreement.

     2.4.5 Schedule of Certain Related Assets. A schedule setting forth in reasonable detail a description of: (a) any contracts and agreements having a term extending beyond the Closing Date proposed by Seller to be transferred to and assumed by Buyer, including leases for office equipment and with service providers; (b) any contracts and agreements not described in clause (a) that are material to or useful in the conduct of the Line of Business, and (c) any data and information bases owned by or licensed to Seller pertaining to the Line of Business. Such schedule shall, when completed, be attached as Schedule 2.4.5 to this Agreement. Concurrently with the preparation of such Schedule, Seller shall deliver to Buyer copies of all documents and agreements comprising or evidencing such intangible personal property and property rights.

     2.4.6 Schedule of Pending Actions and Proceedings. Any Information Reasonably Available to Seller with respect to pending litigation or other actions or proceedings involving any Equipment Lease, Lease Document, or Assigned Income Contract (a) identifying the Equipment Lease to which such action or proceeding relates, and (b) setting forth (1) the names of the parties to such action or proceeding, (2) the jurisdiction and tribunal in which action or proceeding is pending, (3) any action or docket number assigned to such action or proceeding, (4) the names, addresses and telephone numbers of counsel for the parties thereto, and (5) a brief summary of the nature of such action or proceeding. Such schedule shall, if completed prior to the Closing Date, be attached as Schedule 2.4.6 to this Agreement.

3.       PURCHASE PRICE

     3.1 Calculation of Purchase Price. The total purchase price for the Assets shall be an amount equal to the difference between (a) the product obtained by multiplying (1) the Net Book Value of the Equipment Leases, as shown on the Balance Sheet for the Line of Business as of the close of business on November 30, 1996, by (2) the factor of 1.0233 less (b) the sum of (1) $249,803 plus (2)
Seller's recoveries (net of collection costs and expenses paid to Persons who are not Affiliates) from and after November 1, 1996 against charged off amounts for Leases in the Equipment Lease Portfolio that are in active collection .

     3.2 Payment of Purchase Price. The purchase price shall be paid by wire transfer in immediately available funds at the time and in the manner provided in Section , below, and on the Closing Date, Buyer shall execute an assumption agreement pursuant to which Buyer assumes liability for the executory obligations of the Lessor under the each of the Equipment Leases and under any other contract or agreement being transferred and assigned to Buyer pursuant to this Agreement.

     3.3 Allocation of Purchase Price. The Purchase Price shall be allocated (a) $100,000 to the covenant not to compete being given by Seller pursuant to Section , below, and the balance shall be allocated to the Equipment Leasing Portfolio. Buyer and Seller each agree to report the purchase and sale of the Assets for tax reporting purposes in accordance with the allocations made by this Section .

4.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

    Seller hereby represents and warrants to the Buyer that:

     4.1 Organization and Good Standing. Seller is a corporation duly incorporated and validly existing under the laws of the State of California. Seller has the corporate power and authority to carry on its business as such business currently is being conducted. The Seller is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on (a) the Sellers ability to execute, deliver and perform its obligations under this Agreement or (b) the rights of the parties under the Equipment Leases.

     4.2 Corporate Authority. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has the power and authority to execute, deliver and perform its obligations under this Agreement and all transactions contemplated hereby, including, but not limited to the authority to sell, assign and transfer the Equipment Leases in accordance with the terms of this Agreement. This Agreement and all the obligations of the Seller hereunder are the legal, valid and binding obligations of the Seller, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws and general principles of equity affecting the rights of creditors generally.

     4.3 Absence of Breach. The execution and delivery of this Agreement and the performance of its obligations hereunder by Seller do not and will not (a) require the consent of the Seller's shareholders; (b) contravene or conflict with the articles of incorporation or the Bylaws of Seller; (c) violate the provisions of any indenture, contract, Agreement or instrument to which the Seller is a party or by which Seller or its assets are bound or (d) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or award to which the Seller is subject.

     4.4 Value of Portfolio. As of October 31, 1996, the Equipment Leasing Portfolio consisted of 2,105 accounts having a Net Book Value of $60,476,073.64

     4.5 Accuracy of Disclosure Schedule. Seller's Disclosure Schedule will be true, complete and correct in all material respects as of the Closing Date except for changes thereto occurring in the ordinary course of business or communicated to Buyer in writing prior to the Closing Date. With respect to the Schedules prepared and delivered by Seller pursuant to Section 2.4,above, the foregoing warranty and representation shall be limited to Information Reasonably Available to Seller contained in such Schedules as of the date thereof.

     4.6 Required Consents. Seller has full right and authority to sell, transfer, convey and assign all of its right, title and interest in and to each Equipment Lease. Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Seller of this Agreement, and no consent, approval or authorization from any third party is required for the execution and delivery of this Agreement or for the performance by the Seller of its obligations under this Agreement.

     4.7 Title to Assets. Seller has good and marketable title to all of the Assets to be sold and transferred to Buyer pursuant to this Agreement, free and clear of any mortgage, pledge, lien, lease, license, covenant, condition, restriction, encumbrance, security agreement or any other claim of any kind whatsoever.

     4.8 Material Contracts. Except as set forth in Seller's Disclosure Schedule, Seller is not a party to any contract, agreement, plan, lease, or undertaking which (a) is material to the Line of Business, or (b) which limits the freedom of Seller to engage in the Line of Business or to compete with any person, or (c) which might reasonably be expected to have a potential adverse impact on the Line of Business or the Assets being transferred and sold to Buyer hereunder.

     4.9 Restrictive Agreements. Seller is not a party to, or subject to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent (a) the consummation of the transaction contemplated by this Agreement or (b) compliance by any party of the terms, conditions and provisions of this Agreement or (c) the continued operation of the Line of Business after the date hereof or the Closing Date on the same basis as heretofore conducted.

     4.10 Employee Relations. The Division Employees are not a party to any collective bargaining agreement, and no labor dispute, strike, or other work stoppage has occurred and is continuing or is known by Seller to be threatened with respect to the Line of Business or the Division Employees.

     4.11 Use of Trade Names. Seller does not now and has not at any time during the preceding five years used any trademark, service mark, trade name or copyright in the Line of Business, and does not have any intellectual property rights or royalty rights that are used in or that are applicable to the Line of Business. No person owns any trademark, trademark registration or applica-tion, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the Line of Business.

     4.12 Intellectual Property Rights. Seller has no registered patents, copyrights or other registered intellectual property rights. The only trade secrets used by Seller in the Line of Business are the confidential data, policies and procedures it has developed with respect to its customers, potential customers and marketing and servicing techniques. Seller is the sole owner of each of such trade secrets, free of any liens or encumbrances, restrictions or legal or equitable claims of others. Seller has taken reasonable measures to protect the secrecy, confidentiality and value of all such trade secrets. To Seller's knowledge, such trade secrets have not been used, divulged, or appropriated for the benefit of any past or present employees or other person, or to the detriment of Seller, except that prospective purchasers of the Assets have been permitted access to such information under the protection of a confidentiality agreement with Seller.

     4.13 Chief Executive Office. The chief executive office of the Seller is at the address specified in the preamble to this Agreement.

     4.14 Data Storage. Seller does not have any of its records, systems, controls, data or information pertaining to the Line of Business recorded, stored, maintained, operated or otherwise wholly or in part dependent upon or held by means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Seller, other than the "Success" software system licensed to Seller by Norwest and the information contained in the data base for the Line of Business maintained by Norwest in connection with such license.

     4.15 Tax Matters. Seller (a) has filed all federal, state, foreign, and local franchise, excise, sales, use, employment, and other tax returns, reports and information statements required to be filed with respect to activities comprising the Line of Business, (b) has paid, or made adequate provisions for the payment of, all taxes, interest payments and penalties reflected in such returns and reports as filed as being due and payable (and/or properly accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority which are material in amount, and (c) to the best of its knowledge, is not delinquent in the payment of any material tax or governmental charge of any nature that is applicable to the activities comprising the Line of Business. No audit, examination or investigation is presently being conducted or, to the best of the Seller's knowledge, threatened by any taxing authority with respect to the activities comprising the Line of Business.

     4.16 Absence of Proceedings. Except as set forth in the Disclosure Schedule, there is no action, suit, legal or arbitration proceeding or, to the knowledge of the Seller, administrative proceeding or investigation pending or, to the knowledge of the Seller threatened, against the Seller which could have a material adverse effect on the transactions contemplated hereunder or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement. No bankruptcy, insolvency or similar proceeding is pending or contemplated by or, to the knowledge of the Seller, threatened against the Seller.

     4.17 Compliance with All Laws. Seller has complied with, and is not in violation of, any applicable statute, law or regulation pertaining to the Line of Business, and no fact or condition exists that creates a risk of non-compliance with all applicable laws, regulations, order, judgments and decrees after the date of this Agreement.

     4.18 Promotional Payments. Seller has offered no promotional payments or entered into any compensation or commission arrangements with brokers or finders for the production or procurement of Equipment Leases, the term of which will extend beyond the Closing Date.

     4.19 Equipment Leasing Portfolio. Seller warrants and represents and warrants to Buyer that, in all respect material to each Asset included in Seller's Equipment Leasing Portfolio:

     4.19.1 Binding Obligations. Each Lease Document is genuine and each is the legal and binding obligation of the lessee and the lessor described therein, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws and general principles of equity affecting the rights of creditors generally.

     4.19.2 Validity of Obligation. To Seller's Best Knowledge, each Equipment Lease was validly executed by the lessees named therein. None of the Equipment Leases, Lease Guaranties, Security Agreements or other lease documents are forged, contain false information, or have affixed thereto any unauthorized signature or have been entered into by persons without the required legal capacity.

     4.19.3 Compliance with Applicable Laws. To Seller's Best Knowledge, Seller has complied with any and all requirements of any federal, state or local law including, without limitation, truth-in-lending, truth-in-leasing, consumer credit protection, equal credit opportunity or disclosure laws applicable to each Equipment Lease. Each Equipment Lease meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

     4.19.4 Validity of Assignment. Each Equipment Lease originated by another Person or in which a Person other than Seller is named as the original lessor has been duly transferred and assigned to Seller by the Person owning the entire beneficial interest of the lessor thereunder pursuant to a valid assignment executed by an authorized signatory transferring to Seller the entire right, title and interest of the lessor under such Lease. Each such assignment is evidenced by UCC Form 2 duly recorded with the appropriate regulatory agency, and notice of such assignment has been given in writing to the lessee under the Equipment Lease so assigned.

     4.19.5 No Satisfaction or Discharge. Except as Documented in the Lease File, no Equipment Lease has been satisfied, discharged, subordinated, assigned (other than any assignment from the originator thereof to the Seller), or rescinded, in whole or in part, nor, to the knowledge of the Seller, has any of the Equipment covered by such Lease been subleased, in whole or in part.

     4.19.6 Perfected Liens on Equipment. Except as Documented in the Lease File, (a) Seller has a perfected first priority security interest in each item of Equipment, and to the extent any item of Equipment may constitute a fixture, Seller has timely filed a fixture filing with respect to such Equipment, and (b) none of the Equipment described in an Equipment Lease has been released from such Lease.

     4.19.7 Perfected Liens on Collateral. Except as Documented in the Lease File, (a) Seller has a perfected lien or security interest in each item of Collateral, and to the extent any such Collateral may constitute a fixture, Seller has timely filed a fixture filing with respect to such Collateral, and
(b) none of the Collateral covered by a Security Agreement has been released from the lien created by such Security Agreement.

     4.19.8 Perfected Liens on Lease Documents. Seller has a perfected, first priority security interests in the Lease Documents pertaining to each Assigned Income Stream that Seller has acquired pursuant to the Assigned Income Contracts that Seller is transferring and assigning to Buyer pursuant to this Agreement.

     4.19.9 Status of Originator. To Seller's Best Knowledge, the originator of each Equipment Lease and each subsequent assignee thereof was qualified to transact and do business in the jurisdiction in which the related Equipment is or at the time of origination was located to the extent such qualification was required under applicable law.

     4.19.10 Commission Obligations. Seller is not obligated to any broker, finder or lease originator or assignor for any fees, commission or other compensation with respect to any Funded Equipment Lease.

     4.19.11 Lessee's Insurance. Each Equipment Lease obligates the Lessee to maintain, at the lessee's cost and expense, a policy of casualty insurance insuring the Equipment against loss due to the perils of fire, theft and the risks covered by a standard policy of casualty insurance with a standard lessor's endorsement. To the best of Seller's knowledge, and except as Documented in the Lease File, each lessee under an Equipment Lease has procured all such required insurance and nothing has come to the attention of Seller that would lead Seller to believe that such insurance has been canceled or is no longer in effect.

     4.19.12 Acceptance of Equipment. To Seller's Best Knowledge, the Equipment covered by each Funded Equipment Lease has been delivered and accepted in a condition satisfactory to the lessee named therein. The rental term of each such Equipment Lease has commenced and each such Equipment Lease continues in full force and effect.

     4.19.13 Lease Guaranties. All Lease Guaranties are as reflected in the Lease Files. No notice to or consent of any guarantor under any Guaranty is required to consummate the transactions contemplated herein, and Seller has not received valid notice of the cancellation of guaranty from any such guarantor.

     4.19.14 Required Consents. No consent of any lessee is required prior to the transfer and assignment of an Equipment Lease or to the consummation of the transactions contemplated hereunder or, if required, has been obtained or will be obtained prior to the Closing Date.

     4.19.15 Accuracy of Documents. The Lease file contains the original, manually signed copy of each Equipment Lease. Each manually signed Equipment Lease is the only original, executed version of such Equipment Lease, and each such manually signed Equipment Lease, together with all related Lease Documents delivered to the Buyer by the Seller, are the only Lease Documents executed by the Seller or the originator of such Equipment Lease and the lessee with respect to the Equipment covered thereby.

     4.19.16 Status of Equipment Leases. Except for events which would not have a material and adverse effect on the value of the Assets, or as otherwise Documented in the Lease File, no event of default has occurred and is continuing under any Equipment Lease, no event has occurred which with the lapse of time or giving of notice or both would constitute an event of default under an Equipment Lease, and no such event has been waived by the Seller. No lessee has any basis to assert any defense, right of rescission, counterclaim or set off to its obligations under any Equipment Lease.

     4.19.17 No Undocumented Amendments and Oral Agreements. The Equipment Lease and the related Lease Documents contained in the Lease Files set forth the entire agreement between the Seller or the originator of such Equipment Lease and the lessee named in such Lease. There are no undocumented oral agreements between Seller and any lessee named in an Equipment Lease and there have been no amendments to any Equipment Lease that are not reflected in a Lease Document contained in the Lease File to be delivered by Seller to Buyer pursuant to this Agreement.

     4.19.18 Delinquent Payments. The payment status of each account included in the Portfolio is as Documented in the Lease File, and there are no delinquencies in the payment of Lease Payments owing under the Equipment Leases that are not properly Documented in the Lease File. Except as Documented in the Lease File, no bankruptcy, insolvency or similar proceeding is pending by or against any lessee.

     4.19.19 Accuracy of Projected Income Stream. The unpaid rent under each Equipment Lease is as represented to the Buyer in the Disclosure Schedule, and the Seller has not accepted any prepayment of any rent under any Equipment Lease, except as specified in the Disclosure Schedule.

     4.19.20 Preservation of Collateral and Liens. The Seller has taken all such actions and precautions as are necessary or appropriate to protect and preserve the Equipment and the Collateral and Seller's security interest therein, including the timely recordation in the proper location of any deeds of trust or mortgages conveying to the lessor for security purposes any real property, and notation of the Seller as lien holder on any certificates of titles to property, the nature of which is such that ownership thereof is evidenced by a certificate of title.

     4.19.21 Absence of Competing Liens. Except as disclosed in the Disclosure Schedule, (a) none of the Equipment constitutes collateral for any obligation owing to Seller or to a third Person other than the Equipment Lease or is subject to a lien or security interest which is senior to the lien or security interest of Seller, and (b) Seller is not a party to any contract or agreement with a third Person, a default under which would constitute a default under an Equipment Lease.

     4.19.22 Ownership of Income Stream. The Seller is the sole owner of the right to receive all payments required to be made under each Equipment Lease and Assigned Income Contract, and Seller has not transferred or assigned any right or interest in such Income Streams to any other Person.

     4.19.23 Absence of Legal Proceedings. Except as Documented in the Lease File, there is no action, suit, legal or arbitration proceeding or administrative proceeding or investiga-tion pending or threatened against or affecting any lessee or any Equipment Lease other than those actions and proceedings, if any, set forth in the Disclosure Schedule.

5.       REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer warrants and represents to Seller that:

     5.1 Organization and Good Standing. Buyer is a duly formed and validly existing corporation organized and in good standing under the laws of the state of California.

     5.2 Corporate Authority. Buyer's execution, delivery and performance of this Agreement has been authorized by all necessary corporate actions.

     5.3 Opportunity to Review. Buyer has had a full and adequate opportunity to review and inspect the Assets, to interview Seller's management regarding the Line of Business, and to otherwise obtain all information it deems necessary to make a fully informed decision regarding the transactions contemplated by this Agreement.

     5.4 Accuracy on Closing Date. The warranties and representations of Buyer set forth in this agreement shall be true and complete in all material respects on the Closing Date, as if made on such date, without the need for any additional certificate or affidavit from Buyer with respect thereto.

6.       OBLIGATIONS OF SELLER BEFORE CLOSING

    Seller covenants to Buyer that:

     6.1 Affirmative Covenants. From and after the effective date of this Agreement and prior to the Closing Date:

     6.1.1 Conduct of Business. Seller shall diligently carry on the activities comprising the Line of Business substantially in the same manner as such activities have historically been conducted, and will not institute any unusual or novel methods of management or business operations pertaining to the Line of Business.

     6.1.2 Maintenance of Business Organization. Seller shall use its best efforts (a) to maintain intact its business organization for the Line of Business, and (b) to preserve its present relationships with and the goodwill of equipment suppliers, lessees, brokers and others having equipment leasing business dealings with Seller.

     6.1.3 Lease Administration. Seller shall administer the Equipment Leases in the ordinary course consistent with past practice, and shall use due diligence in collecting all Lease Payments attributable to period after November 29, 1996. All amounts so collected by Seller from and after November 29, 1996 shall be for the account of Buyer.

     6.1.4 Notices of Certain Events. Seller promptly shall notify the Buyer of:

     A. Any material notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

     B. Any notice or other communication from any governmental or regulatory authority in connection with any alleged violation by the Seller of any applicable provision of any law, rule, regulation, or ordinance applicable to any Equipment Lease, or otherwise in connection with the transactions contemplated by this Agreement; and

     C. Any action, suit, legal or arbitration proceeding or administrative proceeding or investigation commenced or, to the knowledge of the Seller, threatened against, relating to, or involving or otherwise affecting the Seller, any Lessee or any Equipment Lease that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to the terms of this Agreement or that relates to the consummation of the transactions contemplated by this Agreement.

     6.1.5 Compliance with Regulatory Requirements. Seller shall comply with all applicable laws and regulations which relate to the conduct of its business, the violation of which would have a material adverse impact upon its ability to conduct the activities of the Line of Business in the ordinary course, and shall cause such licenses, permits and other governmental authorizations required by it for the conduct of its business to continue in effect.

     6.1.6 Transition of Employees. Seller will cooperate with Buyer in developing a plan with respect to the status of the Division Employees. Seller shall terminate the employment of any employee who has accepted an offer of employment from Buyer, effective as of the close of business on the last business day immediately preceding the Closing Date, and shall pay all compensation, benefits and perquisites accrued by such employees through the effective date of termination, but nothing herein shall be construed to require Buyer to offer employment to any employee of Seller.

     6.1.7 Access to Information. From the date of this Agreement until the Closing Date, the Seller shall upon reasonable notice from the Buyer (a) give the Buyer reasonable access during normal business hours to the Lease Files and to the employees of Seller who are knowledgeable with respect to the Equipment Leases and the Lease Files, and (b) furnish to Buyer such financial data and other information relating to the Equipment Leases as the Buyer may reasonably request. 6.1.8 Consents. Seller shall use its best efforts to obtain at its own cost and expense any consents required to be obtained in order to transfer and assign the Equipment Leases to Buyer or to otherwise consummate the transactions contemplated by this Agreement.

     6.1.9 Further Assurances. Seller shall take such actions as are reasonably necessary or appropriate to cause the conditions precedent to the obligations of the parties to consummate the transaction contemplated by this agreement to occur and be satisfied.

     6.2 Negative Covenants. From and after the effective date of this agreement and prior to the Closing Date, Seller shall not, without the prior consent of
Buyer:

     6.2.1 Changes in Business Operations. Make any change in the conduct of the business or operations of Seller comprising the Line of Business, other than changes made in the lawful and ordinary course of business which, individually and in the aggregate, do not materially and adversely affect the Line of Business.

     6.2.2 Changes in Organization. Engage in any corporate restructuring, including any merger or consolidation with or sale of substantially all of its assets to any other Person or entity if the effect thereof would be to impair the ability of Seller to perform its duties and obligations under this Agreement or to consummate the transactions contemplated hereby.

     6.2.3 Changes in Liabilities. Incur any obligation or liability affecting the Line of Business, whether absolutely or contingent, other than liabilities incurred in the lawful and ordinary course of business which do not individually or in the aggregate materially and adversely affect the Assets or the Line of Business.

     6.2.4 Liens and Encumbrances. Subject any of the Assets to any lien, claim, charge, option or encumbrances.

     6.2.5 Disposition of Assets. Sell, lease, dispose of, or waive any substantial rights relating to, any of the Equipment Leases or the other Assets to be sold and transferred to Buyer pursuant to this Agreement, whether tangible or intangible, other than incidental sales made in the ordinary course of business in the routine exercise of Lease Servicing Rights.

     6.2.6 Compensation of Division Employees. Increase or decrease the rate of compensation or change the benefits and perquisites of any Division Employee, except in accordance with the provisions of employment agreements in effect prior to September 30, 1996, or pursuant to regularly scheduled compensation adjustments that are consistent with past practices.

     6.2.7 Dismissal of Division Employees. Dismiss or terminate the employment of any Division Employee except as provided in Section , above; provided, however, that nothing in this Agreement is intended and no provisions of this agreement shall be construed to obligate Buyer or Seller to employ any of Seller's Division Employees after the Closing Date.

     6.2.8 Changes to Contractual Rights. Terminate or amend any Equipment Lease or other Lease Document, or any material contract or other agreement which constitutes an Asset to be transferred to Buyer, other than terminations and amendments entered into in the ordinary course of business in the routine exercise of Lease Servicing Rights and the settlement of claims against or disputes with lessees.

     6.2.9 Defaults in Performance. Fail to perform any of its obligations or permit any default to exist in the performance of any of its obligations under any Equipment Lease or under any material contract or other agreement to which Seller is a party or by which Seller is bound pertaining to the Line of Business or the Assets.

     6.2.10 Extraordinary Transactions. Enter into or acquire any new Equipment Lease, or any material contract or agreement affecting the Line of Business, other than the origination or acquisition of Equipment Leases in the ordinary course of business consistent with past practices.

     6.2.11 Negative Assurances. Take or omit, or agree or commit to take or omit, any action that would make any representation or warranty of the Seller under this Agreement inaccurate in any respect on, or as of any time prior to, the Closing Date.

     7. OBLIGATIONS OF BUYER PRIOR TO CLOSING

     Buyer covenants to Seller that:

     7.1 Further Assurances. Buyer shall take such actions as are reasonably necessary or appropriate to cause the conditions precedent to the obligations of the parties to consummate the transaction contemplated by this agreement to occur and be satisfied.

     7.2 Conduct of Investigations. Buyer shall conduct its due diligence and its investigations under this Agreement in such manner as not to unreasonably interfere with the Seller's business operations.

     7.3 Confidentiality. Buyer and its officers, directors and other representatives will hold in strict confidence and will not use to the detriment of Seller any data and information with respect to the Line of Business obtained by them in connection with the negotiation of this Agreement and the transactions contemplated hereby, except insofar as such information or data is required to be disclosed by Buyer's parent corporation in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations published thereunder or by any exchange on which the securities of Buyer's parent corporation are traded.

     7.4 Negative Assurances. Buyer will not take or omit, or agree or commit to take or omit, any action that would make any representation or warranty of the Buyer under this Agreement inaccurate in any respect on, or as of any time prior to, the Closing Date.

     8. CONDITIONS PRECEDENT TO CLOSING

     8.1 Conditions to Buyer's Performance. The obligations of Buyer under this Agreement are subject to the prior satisfaction of each of the following conditions on or before the Closing Date (or waiver of such conditions by Buyer):

     8.1.1 Accuracy of Representations. Each of the representations and warranties made by Seller in this agreement or in any written statement delivered to Buyer pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on the Closing Date.

     8.1.2 Satisfaction of Covenants. Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this agreement to be performed or complied with by Seller on or before the Closing Date.

     8.1.3 Requisite Consents. The Seller shall have received all consents of any governmental or regulatory authority and of any other Person required for execution and delivery of this Agreement and for consummation of the transactions contemplated hereby.

     8.1.4 Requisite Deliveries by Seller. Seller shall have delivered to Buyer and Buyer shall have received each of the documents required by Section , below, duly executed and, where appropriate, acknowledged by Seller.

     8.2 Conditions Precedent to Seller's Performance. The obligations of Seller under this Agreement are subject to the prior satisfaction of each of the following conditions on or before the Closing Date (or waiver of such conditions by Seller):

     8.2.1 Accuracy of Representations. All representations and warranties of Buyer contained in this Agreement or in any written statement delivered by Buyer pursuant to this agreement shall be true and correct in all material respects on and as of the Closing Date, as though made at that time.

     8.2.2 Satisfaction of Covenants. Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

     8.2.3 Requisite Consents. The Seller shall have received all consents of any governmental or regulatory authority and of any other Person required for execution and delivery of this Agreement and for consummation of the transactions contemplated hereby.

     8.2.4 Requisite Deliveries by Buyer. Buyer shall have delivered or caused to be wired to Seller and Seller shall have received the funds required to be paid by Buyer pursuant to Section , below, and delivered to Seller each of the documents required by Section , below, duly executed and, where appropriate, acknowledged by Buyer.

     9. CLOSING

     9.1 Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Schley & Larsen, LLP, attorneys at law, at 10:00 a.m. local time on December 2, 1996, or at such other time and place as the parties may agree (the "Closing Date").

     9.2 Deliveries by Seller. On or before the Closing Date, and as a condition precedent to the closing, Seller shall execute and deliver to Buyer:

     9.2.1 Assignment of Equipment Leases. A duly executed and acknowledged assignment and assumption agreement substantially in the form attached as Exhibit A to this Agreement pursuant to which Seller assigns to the Buyer (a) Seller's entire right, title and interest in and to each Equipment Lease and the Lease Documents, (b) the Income Stream payable by each Lessee under each such Equipment Lease, and (c) each item of additional Collateral pledged to the Seller under any Lease Document.

     9.2.2 Title Documents. Any Collateral, and the original documents evidencing ownership or title to any Collateral, the perfection of a security interest in which requires possession of such Collateral or title documents.

     9.2.3 Power of Attorney. A duly executed and acknowledged power of attorney in the form attached as Exhibit B to this Agreement, authorizing Buyer to act in the name, place and stead of Seller for the purpose of taking such actions and executing, filing and recording such documents and instruments as may be necessary or proper to (a) vest and perfect in Buyer title in and to the Equipment Leases and the Equipment, (b) to perfect the rights and security interests of Buyer under the Lease Documents and any Collateral, (c) to collect all amounts becoming due under the Lease Documents when and as they become due,
(d) to exercise any of the rights and remedies of the lessor under the Equipment Leases and the Lease Documents, and (e) to take possession of and to dispose of any Equipment or Collateral to the extent the lessor is entitled to do so under the Lease Documents.

     9.2.4 Assignment of Contract and Agreements. An assignment and assumption in the form attached as Exhibit C to this Agreement of all other contracts, agreements, licenses and contract rights, if any, to be transferred and assigned to and assumed by Buyer pursuant to this Agreement, together with any necessary consents from any other party to such contract whose consent is required as a condition to the assignment thereof, in form satisfactory to Buyer's counsel as evidenced by Buyer's execution thereof.

     9.2.5 Compliance Certificate. A certificate signed by the President or any other executive officer of Seller, dated as of the Closing Date, certifying that, to the best of his or her knowledge after making reasonable inquiry, the representations and warranties of the Seller contained in this Agreement and in any certificate or other writing delivered by the Seller pursuant to this Agreement, and the information contained therein or in any Disclosure Schedules delivered by Seller pursuant to this Agreement, are true, correct and complete in all material respects on and as of the Closing Date, as if made and given on and as of the Closing Date, and that Seller has taken all actions required to be taken by Seller under this Agreement as a condition to the closing of the transactions contemplated by this Agreement, other than those actions that have been waived by Buyer.

     9.2.6 Certified Resolutions. A certified copy of resolutions adopted by the Board of Directors or the Executive Committee of Seller in form acceptable to counsel for the Buyer authorizing the execution and performance of this Agreement and the actions to be taken by Seller pursuant to this Agreement and designating the persons authorized by such Board to execute the documents and agreements to be delivered by Seller hereunder.

     9.3 Deliveries by Buyer. At the Closing, and as a condition precedent thereto, Buyer shall execute and or deliver to Seller:

     9.3.1 Initial Payment. Immediately available funds by wire transfer in the amount of $59,000,000 payable to or in accordance with instructions given by Seller, with the balance of the purchase price to be paid as provided in Section , below.

     9.3.2 Assumption of Lessor's Obligations under Equipment Leases. A duly executed and acknowledged assignment and assumption agreement substantially in the form attached as Exhibit A to this Agreement pursuant to which Buyer assumes
(a) Seller's obligations under each Equipment Lease and the Lease Documents.

     9.3.3 Assignment of Contract and Agreements. An assignment and assumption of all other contracts, agreements, licenses and contract rights, if any, to be transferred and assigned to and assumed by Buyer pursuant to this Agreement, together with any necessary consents from any other party to such contract whose consent is required as a condition to the assignment thereof, in form satisfactory to Buyer's counsel as evidenced by Buyer's execution thereof.

     9.3.4 Compliance Certificate. A certificate signed by a duly authorized executive officer of Buyer, dated as of the Closing Date, certifying that the representations and warranties of the Buyer contained in this Agreement and in any certificate or other writing delivered by the Buyer pursuant to this Agreement are true, correct and complete in all material respects on and as of the Closing Date, as if made and given on and as of the Closing Date, and that Buyer has taken all actions required to be taken by Buyer under this Agreement as a condition to the closing of the transactions contemplated by this Agreement, other than those actions that have been waived by Seller.

     9.3.5 Certified Resolutions. A certified copy of resolutions adopted by the Board of Directors of Buyer in form acceptable to counsel for the Seller authorizing the execution and performance of this Agreement and the actions to be taken by Buyer pursuant to this Agreement and designating the persons authorized by such Board to execute the documents and agreements to be delivered by Buyer hereunder.

     10. POSSESSION; PRORATIONS; COSTS AND EXPENSE

     10.1 Transfer of Title and Possession. Title to the Assets shall pass to the Buyer at the Closing.

     10.1.1 Seller shall transfer possession of all Assets other than the Equipment and the Collateral to Buyer as of the Closing Date or as soon thereafter as is practicable, and in no event more than ten (10) business days after the Closing Date, but such transfer and assignment shall be given retroactive effect to December 1, 1996.

     10.1.2 Seller shall make arrangements reasonably acceptable to Buyer to surrender possession to Buyer at the place at which such Equipment or Collateral is stored of any Equipment or Collateral that is not in the possession of a lessee under an Equipment Lease.

     10.1.3 As between the Buyer and the Seller, the Buyer shall bear the risk of loss of the Assets from and after the Closing Date.

     10.2 Prorations. The following items shall be prorated and apportioned between Buyer and Seller as of the close of business on November 30, 1996, regardless of the Closing Date.

     10.2.1 All state and local taxes, if any, attributable to the Assets being transferred to Buyer.

     10.2.2 Amounts owing to vendors or suppliers under any contracts or agreements, including storage or bailment agreements, being transferred to and assumed by Buyer that are allocable to periods after the closing date.

     Any such proration which cannot be made on the Closing Date shall be made promptly upon delivery of an appropriate statement for any such item by one party to the other, accompanied by a copy of the billing or invoice from the person or entity entitled to the payment for which the proration is being made, and shall be included as part of the reconciliation to be made pursuant to Section , below.

     10.3 Credits, Debits and Offsets. There shall be credited toward the purchase price payable by Buyer, and debited from the amount due to Seller, the amount of any security deposits under Equipment Leases that are not remitted to Buyer at the Closing.

     10.4 Costs and Fees. Buyer and Seller shall each bear their own costs and their respective attorneys fees.

     11. OBLIGATIONS OF PARTIES AFTER CLOSING

     As soon as practicable after the Closing Date:

     11.1 Transfer of Equipment Leases and Lease Files. Seller shall transfer physical possession of the original Equipment Leases and Lease Files and all copies thereof in the Seller's possession to Buyer immediately after the Closing Date.

     11.2 Transfer of Personnel Files. Seller shall transfer to Buyer copies of any personnel files of those of its employees who have accepted employment with Buyer who have consented in writing to the transfer of their employment record and personnel file to Buyer, to the extent that the requesting employee has the right receive the contents of such records.

     11.3 Balance Sheet and Collections Report. Seller shall provide to Buyer a Balance Sheet as of the close of business on November 30, 1996, together with an accounting of any recoveries (net of collection costs and expenses paid to Persons who are not Affiliates) from and after November 1, 1996 against charged off amounts for Equipment Leases and Assigned Income Contracts in the Equipment Lease Portfolio that are in active collection.

     11.4 Reconciliation and Deferred Payment. Promptly after receipt of the information required to be delivered by Seller pursuant to Section , above, Buyer shall compute and verify the purchase price for the Assets and shall remit to Seller any portion of the purchase price remaining to be paid. If an over-payment has occurred, Seller shall remit any such overpayment to Buyer promptly upon receipt of notice thereof. Any amount owing from one party to the other that is not paid within ten (10) days of the date on which first due shall thereafter bear interest until paid at the lesser of (a) the Santa Barbara Bank & Trust prime rate plus two percentage points or (b) the maximum rate permitted by law.

     11.5 Notice to Lessees, Insurers, etc. Seller shall cooperate with Buyer in giving a joint written notice, executed both by Buyer and Seller:

     11.5.1 Advising the lessee under each Equipment Lease (substantially in the form of the notice attached as Exhibit D to this Agreement) that such Lease has been assigned to Buyer and that all future rental payments are to be made to Buyer; and

     11.5.2 Advising all insurers providing coverage with respect to the Equipment or the Collateral that Buyer is the new loss payee under all such insurance policies; and

     11.5.3 Advising any banks or other financial institutions holding certificates of deposits or other cash or cash-equivalent Collateral of the assignment of such Collateral to Buyer.

     11.6 Deposit Account. Buyer shall establish a separate account in the name of Seller for the benefit of Buyer into which Lease Payments received by Seller after the Closing may be deposited by Seller. Seller shall be authorized to make deposits into such account but shall not have any signatory power or withdrawal authority for such account. Seller shall have no responsibility or liability arising from the establishment or maintenance of such account.

     11.7 Collection of Lease Payments. Seller shall hold in trust for the account and benefit of Buyer (a) all rent, insurance proceeds, and other payments received by the Seller with respect to the Equipment, any Equipment Lease or any Collateral or Lease Guaranty after the Closing Date, including all amounts collected with respect to Leases that have been charged off but that are in active collection and (b) all rent and other payments received by the Seller prior to the Closing Date that are attributable to periods after November 30, 1996.

     11.7.1 Seller shall not commingle any such amounts with the funds of the Seller, and shall deliver any such funds to Buyer or cause them to be deposited into the account established pursuant to Section , above, promptly after receipt by Seller in the form received from the payor with any necessary endorsements.

     11.7.2 If any instrument or document delivered to the Buyer in payment of rent, insurance proceeds, or other amounts payable under any Equipment Lease requires the endorsement of the Seller, and the Seller fails to endorse said instrument or document, the Buyer is hereby irrevocably authorized to endorse such instruments or documents on behalf of the Seller.

     11.8 Delivery of Notices to Buyer. Seller shall deliver to the Buyer promptly after receipt thereof copies of all notices received by the Seller with respect to any Equipment Lease or any item of Equipment, including without limitation any notices of delinquencies in payment of personal property taxes.

     11.9 Cooperation and Assistance after Closing. Seller shall continue to provide Buyer with reasonable access to Seller's principal executive officers to respond to Buyer's inquiries regarding the Assets acquired from Seller.

     11.9.1 From time to time at Buyer's request and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as may be necessary or proper under applicable laws or regulations or as Buyer may otherwise reasonably request in order to perfect the transfer and conveyance to Buyer of the Assets comprising the Line of Business being acquired by Buyer under this Agreement, to put Buyer in actual possession and operating control thereof and to assist Buyer in exercising all rights with respect thereto.

     11.9.2 Buyer shall make available to Seller such Information Reasonably Available to Buyer that Seller may request (a) for the purpose of completing and filing any final sales and use tax reports required to be filed by Seller with respect to Lease Payments received or other transactions engaged in by Seller for periods ending with or prior to the Closing Date, or (b) that may otherwise be necessary or useful in enabling Seller to discharge any residual obligations arising by reason of its ownership of the Line of Business.

     11.10 Defense of Title. Seller shall at the cost and expense of Buyer appear in any action or proceeding that Buyer may reasonably request for the purpose of defending the title of Buyer in and to each Equipment Lease transferred by Seller to Buyer pursuant to this Agreement, and the interest of Buyer in the Equipment described in each such Lease and in any other collateral securing the payment of the Lease Payments owing thereunder, against the claim of any person alleging an interest in such Equipment Lease, the Equipment or such other collateral that is senior to the interest of Buyer, unless the claim of seniority is based upon the failure of Buyer to take actions after the Closing Date required to prevent the expiration of Buyer's lien.

     11.11 Transition Agreement. As soon as practicable after the execution of this Agreement, Buyer and Seller shall prepare and execute a transition agreement providing for the use by Buyer of Seller's offices and office facilities for up to ninety (90) days after the Closing Date in order to effect a transition in the Line of Business from Seller to Buyer and to enable Buyer to make arrangements to relocate the Line of Business to facilities controlled by Buyer. Such agreement shall provide for the shared use of Seller's offices and office facilities by the Line of Business and Seller's other business activities, and for the payment by Buyer to Seller of the costs and expenses incurred by Seller in making such office space and facilities available to Buyer during the transition period. In addition, Seller will provide such assistance as Buyer may reasonably request for the purpose of (a) arranging for the transfer to Buyer of Seller's month-to-month lease for Seller's branch office in Orange and (b) arranging for the lease or relocation of space which Buyer determines to be appropriate for the maintenance of Concord Office that is now in space used by other business lines of Seller.

     11.12 Data Processing and Other Services. Seller will cooperate with and assist Buyer in arranging for the continued provision by Norwest of the "Success" data processing system for records-keeping and servicing of the Portfolio for a period of ninety (90) days after the Closing Date, and shall transfer the license for such software to Buyer if Buyer so requests and has obtained the consent of the licensor to such transfer. Should Buyer elect to close without Seller's having obtained the consents of any vendors, suppliers or service providers furnishing goods or services to the Line of Business that are necessary to the continuing conduct of the Business, then Seller shall take such actions as are reasonably necessary to assure that such goods and services continue to be supplied to Seller, and to make such goods and services available to Buyer on a sub-contracted or licensed basis for a period of up to ninety (90) days or until Buyer can make arrangements to procure such goods and services from alternative sources, whichever is sooner, provided that Buyer reimburses to Seller all costs and expense incurred by Seller for such purposes.

     11.13 Sales and Use Taxes, Etc. Buyer shall pay any sales and use taxes resulting from the transfer of the Assets comprising the Line of Business to Buyer, but Buyer shall not be responsible for and Seller shall indemnify Buyer with respect to any business, occupation, sales, use, withholding or similar tax or any other taxes of any kind relating to any period prior to the Closing Date.

     11.14 Confidential Information. Seller will not divulge, communicate, use to the detriment of Buyer or for the benefit of any other Person, or otherwise misuse in any way any confidential information or trade secrets of Seller, including personnel information, policies and procedures, know-how, customer lists or other proprietary information pertaining to the Line of Business.

     11.15 Covenant not to Compete. Seller will not at any time within the one
(1) year period immediately following the Closing Date:

     11.15.1 Directly or indirectly engage in or have any interest in any Person (whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise) that engages in the commercial equipment leasing business in any county (including any county, parish or similar subdivision outside of California) where Buyer is then originating or purchasing commercial equipment leases or commercial equipment financing transactions; or

     11.15.2 Permit or suffer any Affiliate of Seller to commence a commercial equipment leasing business in San Luis Obispo, Santa Barbara or Ventura Counties, but nothing herein shall be deemed to limit or impair the right of Seller's Affiliates to acquire banks, savings & loan, thrift or other financing or lending institutions, notwithstanding that such institutions are then engaged in the commercial equipment leasing business in such counties.

     The parties intend that the covenant contained in this Section shall be construed as a series of separate covenants, one for each county. Except for geographic coverage, each separate covenant shall be identical in all respects. If in any judicial proceeding a court declines to enforce any such separate covenants, then the unenforceable covenant will be considered eliminated from this Section for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     11.16 Payment of Obligations. Except for the obligations expressly assumed or to be reimbursed by Buyer under this Agreement, Seller will pay all debts and obligations of Seller in full when and as they become due at no cost or expense to Buyer.

     11.17 Survival of Obligations. All representations, warran-ties, covenants, obligations and agreements of the parties contained in this agreement or in any instrument, certificate, opinion or other writing provided for herein, shall survive the closing of this transaction.

12.      INDEMNIFICATION

     12.1 Seller's Indemnity. Subject to the provisions of Sections through , below, Seller shall indemnify, defend with counsel reasonably acceptable to Buyer and hold Buyer and its officers, directors, employees, agents, shareholders and affiliated entities (referred to collectively herein as the "Buyer Group") free and harmless from and against all claims, demands, losses, costs, expenses, obligations, liabilities or damages (including, without limitation, interest, penalties and reasonable attorneys' fees) which any member of the Buyer Group may suffer or incur by reason of (a) claims arising with respect to or from the operation of the Line of Business prior to the Closing Date, including without limitation (i) any claims by employees of Seller, regardless of when asserted, and (ii) any claims for damages due to injuries to persons or property resulting from the action, fault or neglect of Seller or its agents or employees, (b) a breach of any warranty or representation given by Seller to Buyer under this Agreement or in any document delivered by Seller to Buyer pursuant to this Agreement, (c) the failure by Seller to perform any of its covenants or obligations under this Agreement, and (e) all Excluded Liabilities.

     12.1.1 Limitation on Indemnity Obligation. Notwith- standing the provisions of Section , above, with respect to the Assets being transferred by Seller to Buyer pursuant to this Agreement:

     A. Seller does not warrant the creditworthiness of the lessees under the Equipment Leases or guarantee the Lease Payments, and Buyer shall assume the risk of collection with respect to each Equipment Lease Transferred to Buyer hereunder; and


     B. Seller's liability to Buyer with respect to the Equipment Leases or on account of the breach of any warranty, representation or covenant given by Seller to Buyer with respect to the Assets shall not exceed the purchase price for such Assets paid by Buyer to Seller pursuant to this Agreement; and

     C. No claim may be asserted against Seller on account of the alleged breach of any warranty or representation given by Seller pursuant to Section of this Agreement, or pursuant to Section of this Agreement with respect to any statute, law or regulation, the violation of which constitutes a violation of federal, state and local laws of the type described in Section of this Agreement, unless notice of the claim, specifying the nature of the claims and the basis therefor, is given to Seller within 120 days after the Closing Date; and

     D. Seller shall not be liable to Buyer on account of any breach of a warranty, representation or covenant given by Seller with respect to a single Equipment Lease or other single Asset unless the individual claim, loss, expense, obligation or other liability exceeds $75,000, but if the aggregate of all such claims, losses, obligations and liabilities, whether or not exceeding $75,000 individually, exceeds $1,000,000 in the aggregate then, subject to the limitation set forth in Section , above, Seller shall be liable in full for all claims, losses expenses, obligations or other liabilities resulting from or attributable to Seller's breach of its warranties, representations and covenants under this Agreement with respect to the Assets. By way of example of the foregoing limitation, if Buyer suffers a loss under one or more Equipment Leases for which Buyer would be entitled to be indemnified by Seller but for the limitation contained in this Section , then:

     (1) Seller would not be liable if the loss were less than $75,000 with respect to any individual Equipment Lease unless Buyer's aggregate losses as to all Equipment Leases exceeded $1,000,000; and

     (2) Seller would be liable for any loss of more than $75,000 with respect to any individual Equipment Lease, even though Buyer's aggregate losses as to all Equipment Leases was less than $1,000,000; and

     (3) If Buyer's aggregate losses as to all Equipment Leases exceed $1,000,000, then Seller would be liable for all losses suffered by Buyer under the Equipment Leases, regardless of the amount of the loss under any individual Equipment Lease.

     12.1.2 Claims Attributable to Conduct of Buyer. The indemnification obligation of Seller shall not extend to claims that are based upon the conduct of Buyer or its agents or employees.

     12.1.3 Indemnity from Excluded Liabilities. The limitations on liability set forth in Section , above, shall not extend or apply to the obligation of Seller to indemnify, defend and hold Buyer free and harmless from the Excluded Liabilities.

     12.2 Buyer's Indemnity. Buyer shall indemnify, defend with counsel reasonably acceptable to Seller and hold Seller and its officers, directors, employees, agents, shareholders and affiliated entities (referred to collectively herein as the "Seller Group") free and harmless from and against all claims, demands, losses, costs, expenses, obligations, liabilities or damages (including, without limitation, interest, penalties and reasonable attorneys' fees) which any member of the Seller Group may suffer or incur by reason of claims arising with respect to or from the operation of the Line of Business subsequent to the Closing Date, including without limitation (a) a breach of any warranty or representation given by Buyer to Seller under this Agreement or in any document delivered by Buyer to Seller pursuant to this Agreement, (b) the failure by Buyer to perform any of its covenants or obligations under this Agreement, (c) claims resulting from or attributable to conduct of Buyer prior to the Closing Date, and (d) claims based on a liability assumed by Buyer pursuant to the provisions of this Agreement.

     12.3 Notice of Claim. Any person who receives notice of an actual or potential claim with respect to which such person may have a right of indemnification pursuant to this Section (herein, a "Protected Party") shall promptly give written notice thereof, together with a summary of the facts upon which such claim is or may be based, to the party obligated to provide such indemnification (the "Indemnifying Party"). The Indemnifying Party shall appear for and defend the Protected Party in any action or proceeding arising out of any such claim, and if the interests of the Protected Party and the Indemnifying Party are or may be in conflict, then the Indemnifying Party shall be obligated to engage at its expense independent counsel reasonably satisfactory to the Protected Party to represent the interests of such Protected Party.

     13. TERMINATION RIGHTS

     13.1 Right of Termination. This Agreement may be terminated at any time prior to the Closing Date:

     13.1.1 By the prior written consent of all parties hereto; or

     13.1.2 By any party who is not in default under this Agreement if the other party commits a material breach in the performance of its obligations under this Agreement and such default is not cured within a reasonable time after the delivery of notice of such default, specifying the nature thereof; or

     13.1.3 By a party whose duty to proceed is subject to a condition precedent specified in Section if (a) such condition has not been satisfied (or the satisfaction thereof will not occur) prior to the Closing Date; or (b) if the other party to this agreement (i) has failed to perform the covenants and agreements contained herein which such other party is obligated to perform prior to the Closing Date, or (ii) becomes subject to any bankruptcy or insolvency proceeding, or makes an assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial part of its assets.

     13.2 Liability Upon Termination. Upon a termination of this agreement pursuant to this Section for reasons other than the failure of a party to cure a material default, (a) the obligations of the parties under this Agreement shall terminate and be of no further force or effect, and (b) each party shall be mutually released and discharged from liability to the other party or to any third party for any costs or expenses paid or incurred in connection herewith. Upon a termination of this agreement due to the failure of a party to cure a material breach of its obligations under this Agreement, the non-breaching party shall be entitled to institute proceedings for damages or pursue any other legal or equitable remedy available against the breaching party.

     13.3 Preservation of Confidential Information. Upon a termination of this agreement for any reason, Buyer will return to Seller all data and information previously supplied by Seller to Buyer that Seller may reasonably request, including worksheets, test reports, manuals, lists, memoranda, disclosure schedules, and other documents prepared or made available to Buyer, and Buyer shall continue to be bound by the provisions of Section , above.

     14. GENERAL PROVISIONS

     14.1 Bulk Sales Compliance. Seller and the Buyer each hereby waives compliance by the Seller with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state or other jurisdiction. The Seller agrees to indemnify and hold the Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by the Buyer as a result of any failure to comply with any such "bulk sales," "bulk transfer" or similar laws.

     14.2 Brokers Commissions. Each party warrants that it has not engaged the services of any broker or finder in connection with this transaction and that, to the best of its knowledge, no broker or other Person is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     14.3 Captions and Section Headings. The captions of the sections and paragraphs of this agreement are for convenience and reference only, and are not intended and shall not be construed to define or limit the provisions to which they relate.

     14.4 Waivers. No waiver of any right hereunder shall be effective for any purpose unless in writing and signed by the party possessing the right alleged to have been waived. Any such written waiver shall not be construed to waive any subsequent right or other term or provision of this agreement.

     14.5 Severability. Each term and provision of this agreement shall be valid and enforceable to the fullest extent permitted by law. If any term or provision of this agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

     14.6 Reliance by Third Parties. No person other than Seller is an intended beneficiary of the covenants of Buyer given in this Agreement. No employee of Seller shall have the right to be offered employment by Buyer or to continue employment with the Line of Business, and Buyer shall not assume any obligation or liability under any employee benefit plan or program maintained by Seller.

     14.7 Notices. Any notices permitted or required hereunder shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivery of a legible copy was made personally or by facsimile transmission, or
(b) on the third business day after the date on which mailed by registered or certified mail, return receipt requested, addressed to the party for whom intended at the address set forth on the signature page of this agreement or such other address, notice of which is given as provided herein.

     14.8 Facsimile Signatures. Signatures of the parties on this agreement or on any document or instrument delivered pursuant to this agreement shall be deemed to be original signatures and shall be sufficient to bind the parties. Each party covenants to deposit the original, manually signed document for delivery by courier or by registered or certified mail to the party to whom such facsimile signature was transmitted within two business days after the date of any such facsimile transmission.

     14.9 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     14.10 Arbitration. Unless the relief sought requires the exercise of the equity powers of a court of competent jurisdiction, any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement, or the application or validity thereof, shall be submitted to arbitration. Such arbitration proceedings shall be conducted by a panel of three arbitrators in Santa Barbara, California, in accordance with the rules then obtaining of the American Arbitration Association. This Agreement to arbitrate shall be specifically enforceable. Any award rendered in any such arbitration proceedings shall be final and binding on each of the parties hereto, and judgment may be entered thereon in any court of competent jurisdiction.

     14.11 Costs of Enforcement. Should any action or proceeding be necessary to construe or enforce the provisions of this Agreement, or the rights and duties of the parties hereunder, then the party prevailing in any such action or proceeding shall be entitled to recover all court costs and reasonable attorneys fees, to be fixed by the court and taxed as part of any judgment entered therein, and the costs and fees incurred in enforcing or collecting any such judgment.

     14.12 Binding Effect. All covenants contained in this agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective successors, assigns and personal representatives. No party to this agreement may assign its rights hereunder or delegate its duties hereunder to any other person or entity without the prior written consent of the other party hereto.

     14.13 Governing Law. This Agreement and the rights and duties of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of California.

     14.14 Effective Date. This Agreement shall become effective on the date on which it has been executed by each of the parties whose signature is required on the signature page or on the Stipulation following the signature page.

     14.15 Complete Agreement. This agreement constitutes and contains the entire understanding of Buyer and Seller with respect to the purchase of the Assets comprising the Line of Business being acquired by Buyer, and supersedes any prior agreement by the parties, whether written or oral.

     IN WITNESS WHEREOF, the parties have executed this Agreement for Purchase and Sale of Assets on the dates set forth below.


                 SELLER:

Date:

CALIFORNIA THRIFT & LOAN,
a California corporation

By
  Michael A. Iachelli,
  its President

Address for Notices:
CALIFORNIA THRIFT & LOAN
319 East Carrillo Street
Santa Barbara, CA  93101
Attn:  Michael Iachelli
President and COO

with a copy to:
Bay View Capital Corporation
2121 El Camino Real
San Mateo, CA  94403
Attn: Robert J. Flax
Exec. V.P & General Counsel

with a copy to:
Schley & Larsen, LLP
505 Bath Street
Santa Barbara, CA  93101
Attn:  Michael D. Schley


                 BUYER:

Date:

SANTA BARBARA BANK & TRUST,
a California corporation

By:
   John J. McGrath
   Senior Vice President

Address for Notices:
SANTA BARBARA BANK & TRUST,
1021 Anacapa Street
Santa Barbara, CA  93101
Attn:  John J. McGrath
Senior V.P. & COO

with a copy to:
Jay D. Smith, Esq.
Senior V.P & General  Counsel
SANTA BARBARA BANK & TRUST,  1021 Anacapa  Street
Santa Barbara, CA 93101

              STIPULATION BY PARENT CORPORATION

     By its signature below, Bay View Capital Corporation, being the parent corporation of the Seller named in the foregoing agreement, hereby stipulates and agrees to be bound by the provisions of Section of the foregoing Agreement for Purchase and Sale of Assets.

 Bay View Capital Corporation
 a California corporation

 By

   its